UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 N. Sam Houston Parkway E., Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendment to Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 7, 2009, Helix Energy Solutions Group, Inc. (the  "Company") amended its Code of Ethics for Chief Executive Officer and Senior Financial Officers (the "Code"), which  applies to the Company's Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller and Vice President-Internal Audit. The amendment added an express provision prohibiting each applicable officer from trading on confidential non-public information that becomes available to the officer as a result of his or her employment and references the Company’s Insider Trading Compliance Program and made various other changes to update information or improve the readability and clarity of the Code.  The foregoing summary of the amendments to the Code does not purport to be complete and is qualified in its entirety by reference to the amended Code, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference. The amended Code will also be  posted as soon as practicable on the corporate governance page of the  Company's website at www.HelixESG.com.

Item 9.01   Financial Statements and Exhibits.

(c)           Exhibits.

Number                     Description
----------                      --------------

14.1	Code of Ethics for Chief Executive Officer and Senior Financial Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           December 8, 2009

    HELIX ENERGY SOLUTIONS GROUP, INC.

    By:            /s/ Anthony Tripodo
                     Anthony Tripodo
        Executive Vice President and
                            Chief Financial Officer

Index to Exhibits

Exhibit No.                             Description
----------------------             -----------------------------------------
14.1                                Code of Ethics for Chief Executive Officer and Senior Financial Officers